Exhibit 5.2

[Letterhead of Bradley Arant Boult Cummings LLP]

June 15, 2012

Mueller Water Products, Inc.

1200 Abernathy Road, NE, Suite 1200

Atlanta, GA 30328

Ladies and Gentlemen:

We have acted as special Alabama counsel for MCO 1, LLC, an Alabama limited liability company (“MCO 1”), and MCO 2, LLC, an Alabama limited liability company (“MCO 2” and, collectively with MCO 1, the “Alabama Guarantors”), for the purpose of providing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by (i) Mueller Water Products, Inc., a Delaware corporation (the “Company”), and (ii) each of the guarantors identified in the Registration Statement, including, without limitation, the Alabama Guarantors (the “Subsidiary Guarantors”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale in a primary offering or offerings from time to time, pursuant to Rule 415 under the Act, of certain securities with a total aggregate principal amount or initial purchase price not to exceed $300,000,000, including, among others, debt securities of the Company, in one or more series, which may be senior (the “Senior Debt Securities”) senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”), which may be, as to the Company’s obligations thereunder, guaranteed by the Alabama Guarantors (the “Guarantees” and, together with the Senior Debt Securities, the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Debt Securities”).

The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Debt Securities will be issued in one or more series under a base indenture, as supplemented or amended from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). A form of the Indenture is included as an exhibit to the Registration Statement.

We have reviewed the Registration Statement and such other documents and given consideration to such matters of law and fact as we have deemed appropriate, in our professional judgment, to render the opinions expressed in this opinion. The documents so reviewed have included the originals or copies, certified or otherwise identified to our satisfaction, of the articles of organization and operating agreements of the Alabama Guarantors (collectively, the “Organizational Documents”), and resolutions of the sole member of each of the Alabama Guarantors authorizing the transactions contemplated by the Registration Statement and other matters, and we have relied on the accuracy and completeness of all factual matters set forth in

Mueller Water Products, Inc.

June 15, 2012

the Organizational Documents and the resolutions of the Alabama Guarantors, as well as the representations and warranties of the Company and the Subsidiary Guarantors as to factual matters set forth in the Registration Statement, in each case without independent verification thereof. In such review, we have assumed that the final copies of documents submitted to us in draft form will not vary in any respect material to the matters set forth herein from the drafts of such documents which we have examined. As to any facts material to this opinion which we did not independently establish or verify, we have also relied upon statements, certificates and representations of the Company and its subsidiaries and their officers and other representatives and of public officials, including the facts and conclusions set forth therein. We have assumed that the facts and circumstances contained in such documents, certificates and other statements are true and complete and have not changed since the dates thereof.

For purposes of the opinions expressed herein, we have assumed (i) the genuineness of all signatures on all documents submitted to us as originals, (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, photographic or electronic copies, and (iii) the legal capacity and competency of natural persons. We have also assumed that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws and that the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended. We have assumed that, at the time any Debt Securities are issued, the Indenture will have been duly executed and delivered by the parties thereto. We have also assumed that any definitive purchase, underwriting or similar agreement with respect to any Debt Securities to which the Guarantees relate or with respect to any warrants to purchase Debt Securities to which the Guarantees relate will have been duly authorized and validly executed and delivered by the Alabama Guarantors and the other parties thereto.

The opinions expressed herein are limited to the internal substantive laws of the State of Alabama, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama, or the effect any such laws may have on the matters set forth herein.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that, with respect to the Guarantees, when (i) the Alabama Guarantors have taken all necessary action to approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) any applicable supplemental indenture with respect to the Guarantees has been duly executed and delivered by the parties thereto, and (iv) the Guarantees have been duly executed and issued in accordance with the terms of the Indenture and delivered and sold and upon payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Guarantees, the Guarantees will be duly authorized, executed and delivered by the Alabama Guarantors.

Mueller Water Products, Inc.

June 15, 2012

The opinions set forth above are subject to the following qualifications and limitations:

(a)	We express no opinion with respect to state securities laws; and

(b)	We express no opinion with respect to the enforceability of any documents.

This opinion is limited to the matters expressly stated herein, and no opinions may be inferred or are implied beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion may be relied on by Simpson Thacher & Bartlett LLP with respect to such firm’s legal opinion of even date herewith filed as Exhibit 5.1 to the Registration Statement.

Yours very truly,

/s/ Bradley Arant Boult Cummings LLP